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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                            -------------------


                                  FORM 8-A
             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                               -------------




                      The Bear Stearns Companies Inc.
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           (Exact Name of Registrant as Specified in its Charter)

           Delaware                                    13-3286161
------------------------------               ------------------------------
    (State of Incorporation              (I.R.S. Employer Identification No.)
       or Organization)

               245 Park Avenue
              New York, New York
                (212) 272-2000                                 10167
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   (Address of Principle Executive Offices)                  (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [_]


If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [_]

     Securities to be registered pursuant to Section 12(b) of the Act:


Title of Each Class                          Name of Each Exchange on Which
to be so Registered                          Each Class is to be Registered
------------------------------               ------------------------------

Vantage Point Portfolio                      American Stock Exchange
Call Warrants
Expiring August   , 1997


     Securities to be registered pursuant to Section 12(g) of the Act:
                                    NONE

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                              (Title of Class)
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     ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

               The Registrant hereby incorporates by reference the description of the Vantage Point Portfolio Call Warrants registered hereby (the "Securities") as set forth in the following documents previously filed or to be filed by the Registrant with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the Securities Act"):

               (1)  the description set forth under the caption
     "Description of Warrants," on pages 11 through 13 of the Registrant's Registration Statement on Form S-3 (Registration No. 33-63561); and

               (2)  the description set forth under the caption
     "Description of the Warrants" in the final Prospectus Supplement relating to the Securities to be filed with the Commission pursuant to Rule 424(b) under the Securities Act.

     ITEM 2.   EXHIBITS.

               1.1 - Form of Warrant Agreement relating to the Vantage Point Portfolio Warrants, among the Registrant, Chemical Bank, as Warrant Agent, and Bear, Stearns & Co. Inc., as Determination Agent.





































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                                    SIGNATURE



               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              THE BEAR STEARNS COMPANIES INC.



     Date: February 12, 1996                 By:/s/ Samuel L. Molinaro. Jr.
                                                ---------------------------
                                            Name:    Samuel L. Molinaro, Jr.
                                           Title:    Senior Vice President
                                                     - Finance








































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                                INDEX TO EXHIBITS
                                -----------------


     Sequential
     Exhibit No.                     Description                      Page
     -----------                     -----------                      ----
     No.
     ---
     1.1       Form of Warrant Agreement relating to the Vantage
               Point Portfolio Call Warrants made among the
               Registrant, Chemical Bank, as Warrant Agent, and
               Bear Stearns & Co. Inc., as Determination Agent.













































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